CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 1999, appearing in the Annual Report on Form 10-KSB of SMLX Technologies, Inc. for the fiscal year ended December 31, 1998.



/s/ Schmidt & Co.

Schmidt, Raines, Trieste,
  Dickenson & Adams, P.C.
Boca Raton, Florida
February  23, 2000